                                            Lease No. 04983

                                            Date:  June 5, 1996

      THIS COMMITMENT LETTER AMENDS AND SUPERSEDES THAT COMMITMENT LETTER DATED
                                     MAY 30, 1996

GalaGen Inc.
4001 Lexington Avenue North
Arden Hills, MN  55126-2988

                   (hereinafter "Lessee")

We are pleased to inform you that your application for a Master Equipment Lease has been accepted by Cargill Leasing Corporation ("Lessor") subject to the following terms and conditions:

    1.   Equipment to be Leased:  500 Gallon Batch Milk Processing System

         All Equipment must be satisfactory to Lessor.

    2. Cost of Equipment: Not to exceed $1,100,000.00, including applicable freight and handling charges with soft costs not to exceed $28,000.00.

    3.   Term of Lease:  Seven (7) Years

    4. Rent: The Lessee will make eighty-four consecutive monthly payments in advance equal to 1.27884% of the original Equipment Cost.

         The rental percentage(s) stated above are based on a combination of current money market rates, as published in the Wall Street Journal dated, February 7, 1996, listed below.

                         30 DAY LIBOR RATE             5.38%

                     U.S. TREASURY NOTES

       COUPON MATURITY         TERM             YIELD
       ---------------         ----             -----

       7.75% February 2001    5 years           5.27%  ("Reference Yield")

         THE RENTAL PERCENTAGE(S) WILL BE INCREASED OR DECREASED BY .00049% FOR EACH ONE (1) BASIS POINT CHANGE IN THE COST OF MONEY INDEX, AS IS COMPUTED IN THE TABLE BELOW.

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

- -------------------------------------------------------------------------------
   MONEY                                         WEIGHTING           WEIGHTED
MARKET RATES              RATE / YIELD             FACTOR           RATE/YIELD
- -------------------------------------------------------------------------------
LIBOR Reference Rate           5.38%                 10%              0.5380%
- -------------------------------------------------------------------------------
Reference Yield                5.27%                 90%              4.7430%
- -------------------------------------------------------------------------------
                                       COST OF MONEY INDEX            5.2810%
                                        ---------------------------------------

         The Cost of Money Index used to calculate the final adjustment to the rental percentage(s) will be determined on the documentation date. It will be based on the combination of the 30 Day LIBOR Rate and the U.S. Treasury Note, five years from the documentation date. If there are multiple U.S. Treasury Note five years from the documentation date, the Treasury Note with a coupon rate closest to the published yield will be used. If there are no U.S. Treasury Notes five years from the documentation date, the closest previous U.S. Treasury Note will be used.

    5.   Interim Rent:    The period between the date of Equipment delivery and
         acceptance as specified in the Delivery and Acceptance Certificate and the Commencement Date shall be referred to as the "Interim Rent Period." The Lessee will pay to Lessor on the Commencement Date, Interim Rent, based on the daily equivalent of the monthly rental payment for the number of days from the later of (a) the date on which the appropriate Delivery and Acceptance is executed by the Lessee or
         (b) the date of funding for appropriate Equipment by Lessor, to the Commencement Date.

    6.   Commencement Date:    If the Equipment is delivered and funded by the
         Lessor between the 1st and the 15th of the month, the Commencement Date will be the first of the following month. If the Equipment is delivered and funded by the Lessor between the 16th and the 31st of the month, the Commencement Date will be the fifteenth of the following month.

    7.   Termination Options:    Provided Lessee shall have complied with all
         terms and conditions of the Lease and provided Lessee shall not be in default as defined in Section 13 of the Lease, Lessee shall have the option to purchase all, but not less than all, of the Equipment at a cost equaling 20% of the original Equipment Cost. Lessor will use best efforts to inform Lessee of Expiration Date on or about sixty
         (60) days prior to Expiration Date; provided however, failure of Lessor to give such notice shall not affect Lessor's rights or Lessee's obligations under the Lease. Payment for purchase of the Equipment must be received on or before the Expiration Date.

         If Lessee does not exercise the option to purchase all, but not less than all, of the Equipment on the Expiration Date, this Lease shall automatically renew for a period of twelve (12) months at the then fair market renewal value.

         At the end of the renewal period specified above, Lessee may i) purchase all, but not less than all, of the Equipment at a cost equal to the then fair market value; or ii) immediately return all, but not less than all, of the Equipment to Lessor, pursuant to Section 18 of the Lease, plus, Lessee must pay to Lessor a restocking fee of two and one half percent (2.5%) of the original Equipment Cost.

    8. Early Termination: So long as no Event of Default has occurred and is continuing, Lessee has the right to early terminate this Lease at the end of the twenty-fourth (24th) payment, only, for an amount equal to sixty-nine percent (69%) of the original Equipment Cost and return all but not less than all the Equipment to Lessor in accordance with the terms of the Lease

    9. Receipt of a Commitment Fee in the amount of $11,000.00 is hereby acknowledged.

    10.  Lessor's commitment is conditioned on :

         I.  Execution of the following prior to funding:

         a)   Commitment Letter

         b)   Master Equipment Lease

         c)   Uniform Commercial Code Filing

         d)   Schedule A to Master Equipment Lease

         e)   Delivery and Acceptance Certificate

         f)   Execution of Guaranty from Land O'Lakes, Inc.

         g) Board Resolution, Secretary's Certificate, Certificate of Incumbency, or other acceptable document authorizing Lessee to enter into the Lease and setting forth authorized signatory. Acceptable Certification by Guarantor authorizing ability to enter into this arrangement and setting forth authorized signatory.

         h)   Execution of Equipment Condition Addendum.

         i)   Execution of Property Waiver.

         j)   Execution of Progress Payment Agreement.

         k)   Execution of Purchase Agreement Assignment(s).


         II.  Receipt or completion of the following prior to funding:

         a)   Receipt of Ownership and Encumbrance Search results.

         b) Receipt of all necessary documentation transferring title free of any and all encumbrances in the Equipment to Lessor.

         c)   Written evidence of insurance coverage.

         d) Lessor to complete an inspection of all Equipment as well as verify that Lessor's equipment stickers are attached to all items of Equipment evidencing the ownership of Lessor.

         e)   Receipt of detailed equipment specifications.

    11.  Additional Terms and Conditions:

         a) Lessee to provide Lessor company prepared quarterly financial statements within forty-five (45) days from the first three quarter ends.

    12. The conditions specified in paragraph 10 must be completed to Lessor's reasonable satisfaction as of or before (a) the execution of a Delivery and Acceptance Certificate with respect to any Item of Equipment, or (b) November 30, 1996, whichever occurs first. If any one of the items enumerated in paragraph 10 is omitted or not completed by such date, this acceptance will become null and void and Lessor shall have no obligations or liabilities to Lessee whatsoever with respect to such Equipment. Lessee agrees to defend, indemnify and save Lessor harmless from any claim, cause of action, loss, damage, liability, cost or expense (including reasonable attorney fees) which may be incurred in any manner by or for the account of any of them relating to Lessee's omitting one or more of such enumerated items or to Lessee's failing to complete one or more of such enumerated items.

    13. Lessee further agrees to inform Lessor immediately in writing, supported by accounting evidence, of any material adverse changes in Lessee's financial condition. Any such change could subject the outstanding part of this commitment to termination (stipulated in following paragraph) or to changes in terms or conditions.

    14. Lessor may, at its option, terminate its obligation under this letter as to all items of Equipment for which required schedules and documents have not been executed if (a) the Equipment has not been delivered and accepted by Lessee prior to the expiration date of this commitment as evidenced by Lessee's execution and Lessor's receipt of a Delivery and Acceptance Certificate; or (b) there is (prior to said expiration date), a material adverse change in Lessee's financial condition; or (c) THERE IS A CHANGE IN THE TAX LAWS OR REGULATIONS MATERIALLY AFFECTING THIS TRANSACTION. Lessee agrees to indemnify, protect and save harmless Lessor, its agents, officers, directors, employees, successors and assigns from and against any and all liabilities, obligations, liens, losses, damages, injuries, claims, demands, penalties, actions, costs and expenses, including reasonable attorney fees of whatsoever kind and nature arising out of or incurred as a result of the termination of Lessor's obligations under this letter as to all or any of the Items of Equipment. If Lessor elects to terminate its obligations hereunder, Lessee agrees to purchase from Lessor at its cost, plus expenses, the Items of Equipment for which required schedules and documents, as described in Section 10, have not been executed and which Lessor has purchased or has become obligated to purchase hereunder.

    15. This letter shall cease to be of any force and effect as to any Item of Equipment on the Effective Date of the Lease relating to such Item of Equipment.

This commitment is effective only if it is accepted in writing as provided below and two copies of this letter are immediately returned to Lessor, together with any commitment fee required by this commitment.

                                       LESSOR:  CARGILL LEASING CORPORATION

                                       By
                                         ---------------------------------
                                       Title
                                             -----------------------------

The undersigned hereby accepts this commitment and: (1) agrees to be fully bound by the terms and conditions thereof, (2) covenants that all facts and circumstances pertaining to the application are and shall be as represented and
(3) further agrees to comply with and execute all documents as described in
Section 10 hereof and return them to Lessor as soon as possible.

                                       LESSEE:  GALAGEN INC.

                                       By /s/ GREGG A. WALDON
                                         ---------------------------------
                                       Title  Chief Financial Officer
                                             -----------------------------
                                       Date   June 6, 1996
                                             -----------------------------